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                                                                    EXHIBIT 10.9
CONFORMED COPY

                            AESOP FUNDING II L.L.C.,
                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                          ----------------------------

                          SUPPLEMENTAL INDENTURE NO. 4

                          Dated as of November 22, 2002

                                       to

                              AMENDED AND RESTATED
                                 BASE INDENTURE

                            Dated as of July 30, 1997

                          ----------------------------

                          Rental Car Asset Backed Notes
                              (Issuable in Series)

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          SUPPLEMENTAL INDENTURE NO. 4, dated as of November 22, 2002
("SUPPLEMENTAL INDENTURE") to AMENDED AND RESTATED BASE INDENTURE, dated as of July 30, 1997, between AESOP FUNDING II L.L.C., a special purpose, limited liability company established under the laws of Delaware, as issuer ("AFC-II"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (in such capacity, the "TRUSTEE").

                              W I T N E S S E T H:
                             - - - - - - - - - - -

          WHEREAS, AFC-II and The Bank of New York, as successor to the corporate trust administration of Harris Trust and Savings Bank, are parties to an Amended and Restated Base Indenture, dated as of July 30, 1997 (as previously amended, the "INDENTURE"); and

          WHEREAS, AFC-II desires to, among other things, amend certain terms of the Indenture to: (i) amend and add certain definitions to permit the subleasing by ARAC of Vehicles subject to the AESOP I Operating Lease to certain subsidiaries of HFS Car Rental Holdings, Inc. and to provide for certain intercreditor arrangements, (ii) include each of American Isuzu Motors Inc. and Kia Motors America, Inc. as an Eligible Non-Program Manufacturer, (iii) change the address of AFC-II's principal place of business and chief executive office;
(iv) amend the covenant restricting AFC-II's ability to change its location to a restriction on AFC-II's ability to change its jurisdiction of organization; and
(v) allow for the payment of distributions by AFC-II subject to certain limitations; and

          WHEREAS, Section 12.2 of the Indenture provides that the Indenture may be amended with the written consent of AFC-II, the Trustee, the Enhancement Providers and the Requisite Investors; and

          WHEREAS, the Requisite Investors and the Enhancement Providers have consented in writing to the amendments set forth herein; and

          WHEREAS, AFC-II has duly authorized the execution and delivery of this Supplemental Indenture; and

          WHEREAS, The Bank of New York, as Trustee under the Indenture, is willing to enter into this Supplemental Indenture.

          NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, it is mutually covenanted and agreed, that the Indenture be amended and supplemented as follows:

                             SECTION 1: DEFINITIONS

     Section 1.1   CERTAIN DEFINED TERMS.

          Certain capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Indenture, as the Indenture may be hereafter further amended or modified from time to time in accordance with the provisions of the Indenture.

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                            SECTION 2: THE AMENDMENTS

     Section 2.1 The following definitions are hereby added to the Definitions List, attached as Schedule I to the Indenture in the appropriate alphabetical order:

          "AESOP/DECAR INTERCREDITOR ACCOUNT" has the meaning specified for the "Intercreditor Account" in Section 2.1(a) of the AESOP/Decar Intercreditor Agreement.

          "AESOP/DECAR INTERCREDITOR AGENT" means the party named as such in the AESOP/Decar Intercreditor Agreement until a successor replaces it in accordance with the applicable provisions of the AESOP/Decar Intercreditor Agreement and thereafter means the successor serving thereunder.

          "AESOP/DECAR INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of November 22, 2002, among The Bank of New York, as intercreditor agent, the Administrator, the Trustee and The Bank of New York, as trustee under the Decar Base Indenture, as amended, restated, modified and supplemented from time to time.

          "CHEROKEE" means Cherokee Acquisition Corporation, a Delaware corporation, and its successors.

          "DECAR BASE INDENTURE" means the Base Indenture, dated as of November 22, 2002 between HFS Decar Funding Corporation, as Issuer and The Bank of New York, as Trustee.

          "ISUZU" means American Isuzu Motors Inc., a California corporation, and its successors.

          "KIA" means Kia Motors America, Inc., a California corporation and its successors.

          "PERMITTED SUBLESSEE" means Cherokee and each other wholly-owned Subsidiary of HFS Car Rental Holdings, Inc. that becomes a sublessee under the terms of the Sublease.

          "SPECIFIED MANUFACTURERS" means, so long as there are any notes outstanding under the Decar Base Indenture, Kia, Nissan, Nissan Hawaii and Subaru.

          "SUBLEASE" means the Master Motor Vehicle Operating Sublease Agreement, dated as of November 22, 2002, by and among Avis Rent A Car System, Inc., as Sublesssor and Cherokee, as Sublessee in the form attached as Exhibit A to the First Amendment to the Amended and Restated AESOP I Operating Lease.

     Section 2.2 The definition of Related Documents in the Definitions List attached as Schedule I to the Indenture is hereby deleted in its entirety and replaced with the following:

          "RELATED DOCUMENTS" means, collectively, the Indenture, the Notes, any Enhancement Agreement, the Loan Agreements, the Assignment Agreements, the Vehicle Title and

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Lienholder Nominee Agreements, the Administration Agreement, the Cendant
Indemnity, the Termination Services Agreement, the Securities Account Control Agreements, the Loan Notes, any Placement Agency Agreement, any agreements relating to the issuance or the purchase of any of the Notes, the Leases, the Supplemental Documents relating to the Leases, each Lockbox Agreement, the Master Exchange Agreement, the AESOP/Decar Intercreditor Agreement, the Sublease, the Intercreditor Agreement and the Receivables Funding Documents.

     Section 2.3 The definition of Eligible Non-Program Manufacturer in the Definitions List attached as Schedule I to the Indenture is hereby deleted in its entirety and replaced with the following:

          "ELIGIBLE NON-PROGRAM MANUFACTURER" means each Eligible Program Manufacturer, Subaru, Mitsubishi, Kia, Hyundai, Isuzu, Suzuki and any other Manufacturer that (i) has been approved by the Rating Agencies or has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer as an Eligible Non-Program Manufacturer will not adversely affect the current rating of any Series of Notes and (ii) has been approved by each Enhancement Provider.

     Section 2.4 The definition of Mitsubishi in the Definitions List attached as Schedule I to the Indenture is hereby deleted in its entirety and replaced with the following:

          "MITSUBISHI" means Mitsubishi Motor Sales of America, Inc., a Delaware corporation and its successors.

     Section 2.5 The definition of Repurchase Program in the Definitions List attached as Schedule I to the Indenture is hereby amended by inserting the following sentence at the end thereof:

          "The foregoing shall include any repurchase program pursuant to which a Manufacturer has agreed with Budget Group Inc. and/or its Affiliates to repurchase Vehicles manufactured by such Manufacturer or one of its Affiliates during the specified Repurchase Period, after the assignment by Budget Group Inc. and/or its Affiliates of their respective rights under such repurchase program to AESOP Leasing and the Manufacturer's consent in writing to such assignment."

     Section 2.6 The definition of Guaranteed Depreciation Program in the Definitions List attached as Schedule I to the Indenture is hereby amended by inserting the following sentence at the end thereof:

          "The foregoing shall include any guaranteed depreciation program offered by DaimlerChrysler Motors Corporation, after the assignment by Budget Group, Inc. and/or its Affiliates of their respective rights under such guaranteed depreciation program to AESOP Leasing and DaimlerChrysler Motors Corporation's consent in writing to such assignment."

     Section 2.7 The first sentence of Section 5.2(a) of the Indenture is hereby deleted and replaced with the following:

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          "Until this Indenture is terminated pursuant to SECTION 11.1, AFC-II shall, and the Trustee is authorized to, cause all Collections due and to become due to AFC-II or the Trustee, as the case may be, (i) under or in connection with the Collateral (including, without limitation, amounts due from Manufacturers and related auction houses under their Manufacturer Programs but excluding amounts due from the Specified Manufacturers and their auction houses and amounts representing the proceeds from sales of Vehicles by AESOP Leasing, AESOP Leasing II or any Lessee to third parties other than the Manufacturers, warranty payments and insurance proceeds) to be paid directly to the Trustee or its agent for deposit into the Collection Account; (ii) all amounts due from Specified Manufacturers and related auction houses under their Manufacturer Programs under or in connection with the Collateral to be paid (A) directly to the AESOP/Decar Intercreditor Agent or its agent for deposit into the AESOP/Decar Intercreditor Account and deposited into the Collection Account within five Business Days of the deposit thereof into the AESOP/Decar Intercreditor Account or (B) directly to the Trustee or its agent for deposit into the Collection Account, (iii) with respect to amounts representing the proceeds from sales of Vehicles by AESOP Leasing, AESOP Leasing II or any Lessee to third parties other than the Manufacturers to be deposited by AESOP Leasing, AESOP Leasing II or any Lessee, as the case may be, within two Business Days of its receipt thereof into the Collection Account; (iv) under the Loan Agreements to be paid directly to the Trustee for deposit into the Collection Account; and
(v) from any other source to be paid either (a) directly into the Collection Account at such times as such amounts are due or (b) by AESOP Leasing, AESOP Leasing II or any Lessee into the Collection Account within two Business Days of its receipt thereof (and, in each case, AFC-II represents to the Secured Parties that it has instructed AESOP Leasing, AESOP Leasing II, each Lessee, the Manufacturers, and any other source of Collections, as applicable, to so remit such amounts)."

     Section 2.8 Section 7.14(d) of the Indenture is hereby deleted in its entirety and replaced with the following:

          "(d) AFC-II's principal place of business and chief executive office shall be at: 48 Wall Street, 27th Floor, New York, New York 10005, and the place where its records concerning the Collateral are kept is at: 48 Wall Street, 27th Floor, New York, New York 10005. AFC-II does not transact, and has not transacted, business under any other name."

     Section 2.9 Section 8.20 of the Indenture is hereby deleted in its entirety and replaced with the following:

          "SECTION 8.20. DIVIDENDS, OFFICERS' COMPENSATION, ETC.

          AFC-II will not (i) declare or pay any distributions on any of its limited liability company interests or make any purchase, redemption or other acquisition of, any of its limited liability company interests; PROVIDED, HOWEVER, that so long as no Amortization Event with respect to any Series of Notes Outstanding, Potential Amortization Event with respect to any Series of Notes Outstanding, AESOP I Operating Lease Vehicle Deficiency, Aggregate Asset Amount Deficiency, Enhancement Deficiency, Event of Default, Liquidation Event of Default, Limited Liquidation Event of Default, Potential Enhancement Agreement Event of Default, Enhancement Agreement Event of Default, Potential AESOP I Operating Lease Event of

                                       -4-
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Default, AESOP I Operating Lease Event of Default, Potential AESOP I Operating
Lease Loan Event of Default or AESOP I Operating Lease Loan Event of Default has occurred and is continuing or would result therefrom, AFC-II, subject to Section 18-607 of the Delaware Limited Liability Company Act, may declare and pay distributions on its limited liability company interests or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP."

     Section 2.10 Section 8.21 of the Indenture is hereby deleted in its entirety and replaced with the following:

          "SECTION 8.21. NAME; PRINCIPAL OFFICE.

          AFC-II will neither (a) change its location (within the meaning of Section 9-307 of the applicable UCC) without sixty (60) days' prior written notice to the Trustee nor (b) change its name without prior written notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Trustee on behalf of the Secured Parties in the Collateral pursuant to this Indenture. In the event that AFC-II desires to so change its location or change its name, AFC-II will make any required filings and prior to actually changing its location or its name AFC-II will deliver to the Trustee (i) an Officers' Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral in respect of the new location or new name of AFC-II and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made."

     Section 2.11 Section 9.4 of the Indenture is hereby amended by adding the following sentence to the first paragraph thereof:

          "Each of AFC-II and the Trustee acknowledge that the Trustee has direct rights to pursue remedies under the Sublease."

                    SECTION 3: REPRESENTATIONS AND WARRANTIES

          In order to induce the Trustee to agree to this Supplemental Indenture, AFC-II hereby represents and warrants, as follows, for the benefit of the Trustee and the Secured Parties, as of the date hereof:

     Section 3.1   AFFIRMATION OF REPRESENTATIONS AND WARRANTIES.

          Each representation and warranty of AFC-II set forth in the Indenture and in each other Related Document to which it is a party, is true and correct as of the date of this Supplemental Indenture in all material respects as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.

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     Section 3.2   LIMITED LIABILITY COMPANY AND GOVERNMENTAL AUTHORIZATION.

          The execution, delivery and performance by AFC-II of this Supplemental Indenture (a) is within AFC-II's limited liability company powers and has been duly authorized by all necessary limited liability company action, (b) requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained, and (c) does not contravene, conflict with, violate, or constitute a default under any provision of applicable law or regulation or of the certificate of formation or limited liability company agreement of AFC-II or of any law or governmental regulation, rule, resolution, interpretation, restriction, limitation, procedure, ordinance, writ, determination, ruling, contract, agreement, document, obligation, commitment, judgment, injunction, order, decree or other instrument binding upon AFC-II or any of its Assets or result in the creation or imposition of any Lien on any Asset of AFC-II, except for Liens created by this Indenture or the other Related Documents. This Supplemental Indenture has been executed and delivered by a duly authorized officer of AFC-II.

     Section 3.3   BINDING EFFECT.

          This Supplemental Indenture is a legal, valid and binding obligation of AFC-II enforceable against AFC-II in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

     Section 3.4   NO CONSENT.

          No consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Supplemental Indenture or for the performance of any of AFC-II's obligations hereunder other than such consents, approvals, authorizations, registrations, declarations or filings as were obtained by AFC-II prior to the date hereof.

                            SECTION 4: MISCELLANEOUS

     Section 4.1   COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 4.2   RATIFICATION AND EFFECT.

          The Indenture, as previously amended and supplemented by Supplemental Indenture No. 1, dated as of July 31, 1998, Supplemental Indenture No. 2, dated as of

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September 15, 1998, Supplemental Indenture No. 3, dated as of February 18, 2002 and as further amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, shall continue to be in full force and effect, and shall be read, taken and construed as one and the same instrument.

          This Supplemental Indenture is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Indenture.

     Section 4.3   TABLE OF CONTENTS, HEADINGS, ETC.

          The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 4.4   CHOICE OF LAW.

          THIS SUPPLEMENTAL INDENTURE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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          IN WITNESS WHEREOF, the Trustee and AFC-II have caused this
Supplemental Indenture to be duly executed by their receptive duly authorized officers as of the day and year first written above.

                                    AESOP FUNDING II L.L.C.,
                                    as Issuer

                                    By:  /s/ Lori Gebron
                                       ----------------------------------------
                                         Name:  Lori Gebron
                                         Title: Vice President and Assistant
                                                Treasurer


                                    THE BANK OF NEW YORK,
                                    as Trustee

                                    By:  /s/ Robert D. Foltz
                                       ----------------------------------------
                                         Name:  Robert D. Foltz
                                         Title: Agent